Exhibit 99.1

For more information, contact: Joseph W. Kiley III, President and Chief Executive Officer Rich Jacobson, Executive Vice President and Chief Financial Officer (425) 255-4400

First Financial Northwest, Inc.
Reports Net Income of $1.2 Million or $0.13 per Diluted Share for the Fourth Quarter
and $6.3 Million or $0.69 per Diluted Share for the Year Ended December 31, 2023

Renton, Washington – January 25, 2024 - First Financial Northwest, Inc. (the “Company”) (NASDAQ GS: FFNW), the holding company for First Financial Northwest Bank (the “Bank”), today reported net income for the quarter ended December 31, 2023, of $1.2 million, or $0.13 per diluted share, compared to $1.5 million, or $0.16 per diluted share, for the quarter ended September 30, 2023, and $3.2 million, or $0.35 per diluted share, for the quarter ended December 31, 2022. For the year ended December 31, 2023, net income was $6.3 million, or $0.69 per diluted share, compared to net income of $13.2 million, or $1.45 per diluted share, for the year ended December 31, 2022.

“Credit quality remained strong as of year-end with nonperforming assets of $220,000 on a $1.2 billion total loan portfolio. Our analysis of the allowance for credit losses was influenced by various factors during the quarter, including shifts in the balances and composition of the loan portfolio, a credit downgrade from “pass” to “watch” involving a $12.8 million lending relationship secured by mixed-use commercial real estate, and improvements in the unemployment rate forecast. After careful consideration, our analysis concluded that no provision for credit losses was necessary for the quarter,” stated Joseph W. Kiley III, President and CEO.

“Persistently elevated short term interest rates and intense competition have continued to place pressure on deposit rates, impacting our net interest income. Despite these challenges, we continue to actively manage these expenses to the extent possible, while prioritizing maintaining deposit balances and meeting our customers’ needs,” continued Kiley.

“Throughout the fourth quarter of 2023, our focus on cost reduction and operational efficiency yielded a decrease in noninterest expenses. We previously reported that we were in search of a senior C&I lending credit officer. However, in light of the announcement that we have entered into a Purchase and Assumption Agreement with Global Federal Credit Union pursuant to which Global will acquire substantially all of the assets and assume substantially all of the liabilities of the Bank, those hiring plans are currently on hold as we pursue regulatory approval for the sale,” concluded Kiley.

Highlights for the quarter and year ended December 31, 2023:
•
Net loans receivable increased by $7.8 million in the quarter to $1.18 billion at December 31, 2023, on continued strength in our construction/land and one-to-four family residential portfolios, along with modest growth observed in other business and consumer loans.

•	Book value per share was $17.61 at December 31, 2023, compared to $17.35 and $17.57 for September 30, 2023 and December 31, 2022, respectively.
•	Paid regular quarterly cash dividends to shareholders totaling $0.52 per share for the year, an 8.3% increase over the prior year.
•
The Bank’s Tier 1 leverage and total capital ratios were 10.2% and 16.2% at December 31, 2023, compared to 10.3% and 16.0% at September 30, 2023, and 10.3% and 15.6% at December 31, 2022, respectively.

•	Credit quality remained strong with nonperforming assets totaling $220,000, or 0.01% of total assets, and an additional $1.2 million in loans over 30 days past due at December 31, 2023.
•
Based on management’s evaluation of the adequacy of the allowance for credit losses (“ACL”) at December 31, 2023, the Company did not record a provision for credit losses during the quarter, resulting in a net recapture of provision for credit losses of $208,000 for the year. The Company recorded a $434,000 recapture of provision for credit losses for the year ended December 31, 2022.

Deposits totaled $1.19 billion at December 31, 2023, compared to $1.21 billion at September 30, 2023, and $1.17 billion at December 31, 2022. Total deposits decreased $16.3 million for the quarter ended December 31, 2023, compared to the quarter ended September 30, 2023, primarily due to a $45.2 million decrease in brokered deposits and a $7.1 million decrease in demand deposits, partially offset by a $28.2 million increase in money market balances and a $7.7 million increase in retail certificates of deposit. Management continues to consider various sources of funds, including wholesale markets, brokered deposits and the national deposit market to fund its growth. Total deposits were up $24.1 million at December 31, 2023, compared to $1.17 billion at December 31, 2022.
The following table presents a breakdown of our total deposits (unaudited):

	Dec 31, 2023	Sep 30, 2023	Dec 31, 2022	Three Month Change	One Year Change
Deposits:	(Dollars in thousands)
Noninterest-bearing demand	$100,899	$104,164	$119,944	$(3,265)	$(19,045)
Interest-bearing demand	56,968	60,816	96,632	(3,848)	(39,664)
Savings	18,886	18,844	23,636	42	(4,750)
Money market	529,411	501,168	542,388	28,243	(12,977)
Certificates of deposit, retail	357,153	349,446	262,554	7,707	94,599
Brokered deposits	130,790	175,972	124,886	(45,182)	5,904
Total deposits	$1,194,107	$1,210,410	$1,170,040	$(16,303)	$24,067

The following tables present an analysis of total deposits by branch office (unaudited):
December 31, 2023
	Noninterest- bearing demand	Interest- bearing demand	Savings	Money market	Certificates of deposit, retail	Brokered deposits	Total
	(Dollars in thousands)
King County
Renton	$32,707	$16,280	$12,637	$317,003	$241,983	$-	$620,610
Landing	2,789	1,658	104	12,447	9,842	-	26,840
Woodinville	1,909	2,292	1,000	9,491	10,671	-	25,363
Bothell	3,380	840	33	1,892	4,738	-	10,883
Crossroads	11,075	3,873	45	27,564	14,958	-	57,515
Kent	7,267	5,086	4	16,424	7,706	-	36,487
Kirkland	9,341	1,989	137	12,233	2,032	-	25,732
Issaquah	1,646	1,696	57	2,417	6,213	-	12,029
Total King County	70,114	33,714	14,017	399,471	298,143	-	815,459
Snohomish County
Mill Creek	4,985	2,333	850	13,672	8,309	-	30,149
Edmonds	11,455	5,386	460	26,458	14,375	-	58,134
Clearview	4,614	4,964	1,541	17,597	9,243	-	37,959
Lake Stevens	3,849	4,919	940	24,009	12,633	-	46,350
Smokey Point	2,665	4,333	1,060	44,484	11,750	-	64,292
Total Snohomish County	27,568	21,935	4,851	126,220	56,310	-	236,884
Pierce County
University Place	2,205	67	3	2,496	1,172	-	5,943
Gig Harbor	1,012	1,252	15	1,224	1,528	-	5,031
Total Pierce County	3,217	1,319	18	3,720	2,700	-	10,974

Brokered deposits	-	-	-	-	-	130,790	130,790

Total deposits	$100,899	$56,968	$18,886	$529,411	$357,153	$130,790	$1,194,107

September 30, 2023
	Noninterest- bearing demand	Interest- bearing demand	Savings	Money market	Certificates of deposit, retail	Brokered deposits	Total
	(Dollars in thousands)
King County
Renton	$32,025	$15,316	$12,140	$284,433	$239,940	$-	$583,854
Landing	3,036	1,689	91	16,606	8,934	-	30,356
Woodinville	2,377	2,425	981	9,016	10,453	-	25,252
Bothell	3,798	751	35	4,363	2,365	-	11,312
Crossroads	10,589	4,067	77	28,773	14,460	-	57,966
Kent	6,665	7,397	4	13,310	7,839	-	35,215
Kirkland	10,385	1,765	148	12,277	1,174	-	25,749
Issaquah	1,476	1,966	30	3,719	6,170	-	13,361
Total King County	70,351	35,376	13,506	372,497	291,335	-	783,065
Snohomish County
Mill Creek	5,126	3,474	639	14,069	7,910	-	31,218
Edmonds	11,817	6,735	950	24,681	14,848	-	59,031
Clearview	5,497	5,468	1,495	18,896	9,132	-	40,488
Lake Stevens	3,740	4,567	964	23,657	12,126	-	45,054
Smokey Point	3,568	3,877	1,272	42,544	11,835	-	63,096
Total Snohomish County	29,748	24,121	5,320	123,847	55,851	-	238,887
Pierce County
University Place	3,176	99	3	3,279	996	-	7,553
Gig Harbor	889	1,220	15	1,545	1,264	-	4,933
Total Pierce County	4,065	1,319	18	4,824	2,260	-	12,486

Brokered deposits	-	-	-	-	-	175,972	175,972

Total deposits	$104,164	$60,816	$18,844	$501,168	$349,446	$175,972	$1,210,410

Net loans receivable totaled $1.18 billion at December 31, 2023, compared to $1.17 billion at both September 30, 2023 and December 31, 2022. During the quarter ended December 31, 2023, new originations of primarily construction/land and one-to-four family residential loans outpaced total loan repayments in the quarter. The average balance of net loans receivable totaled $1.17 billion for both the quarter ended December 31, 2023 and September 30, 2023, compared to $1.15 billion for the quarter ended December 31, 2022. For the year ended December 31, 2023, the average balance of net loans receivable was $1.17 billion, compared to $1.13 billion for the year ended December 31, 2022.

The allowance for credit losses (“ACL”) represented 1.28% of total loans receivable at December 31, 2023, compared to 1.29% at both September 30, 2023 and December 31, 2022.

Nonperforming loans totaled $220,000 at December 31, 2023, compared to $201,000 at September 30, 2023, and $193,000 at December 31, 2022. There was no other real estate owned (“OREO”) at December 31, 2023, September 30, 2023, or December 31, 2022.
The following table presents a breakdown of our nonperforming assets (unaudited):
	Dec 31,	Sep 30,	Dec 31,	Three Month	One Year
	2023	2023	2022	Change	Change
	(Dollars in thousands)
Nonperforming loans:
Consumer	$220	$201	$193	$19	$27
Total nonperforming loans	220	201	193	19	27

OREO	–	–	─	–	–

Total nonperforming assets	$220	$201	$193	$19	$27

Nonperforming assets as a percent
of total assets	0.01%	0.01%	0.01%

Net interest income totaled $9.3 million for the quarter ended December 31, 2023, down from $9.7 million  and $12.4 million for the quarters ended September 30, 2023 and December 31, 2022, respectively. The decrease in the current quarter compared to the quarter ended September 30, 2023, was primarily due to higher interest expense on deposits, reflecting the sustained high levels of short-term interest rates and intense competition for deposits. Since March 2022, the Federal Open Market Committee of the Federal Reserve System has increased the target range for the federal funds rate by 525 basis points to a range of 5.25% to 5.50%. For the year ended December 31, 2023, net interest income totaled $40.5 million, compared to $48.4 million for the year ended December 31, 2022, as the increase in interest expense on liabilities outpaced the increase in interest income on loans and investments.

Total interest income was $20.3 million for the quarter ended December 31, 2023, compared to $19.7 million  and $17.3 million for the quarters  ended September 30, 2023 and December 31, 2022, respectively. Yield on loans increased to 5.83% during the recent quarter, compared to 5.73% and 5.19% for the quarters ended September 30, 2023, and December 31, 2022, respectively. Yield on investments increased to 4.11% during the current quarter, compared to 3.98% and 3.60% for the quarters ended September 30, 2023, and December 31, 2022, respectively.

Total interest expense was $11.0 million for the quarter ended December 31, 2023, up from $10.0 million and $4.9 million for the quarters ended September 30, 2023 and December 31, 2022, respectively. The average cost of interest-bearing deposits was 3.62% for the quarter ended December 31, 2023, compared to 3.33% and 1.51% for the quarters ended September 30, 2023 and December 31, 2022, respectively. The increase from the quarter ended September 30, 2023, was due primarily to increased interest expense on money market and certificate of deposit balances along with the maturity of brokered deposits with lower rates that were entered into during a lower rate environment. Advances from the FHLB totaled $125.0 million at both December 31, 2023 and September 30, 2023, compared to $145.0 million at December 31, 2022. At December 31, 2023, $115.0 million of our $125.0 million of FHLB advances were tied to cash flow hedge agreements where the Bank pays a fixed rate and receives a variable rate in return to assist in the Bank’s interest rate risk management efforts. These cash flow hedge agreements had a weighted average remaining term of 36 months and a weighted average fixed interest rate of 1.87% as of December 31, 2023. The average cost of borrowings was 2.40% for the quarter ended December 31, 2023, compared to 2.42% and 2.46% for the quarters ended September 30, 2023 and December 31, 2022, respectively.

The net interest margin was 2.54% for the quarter ended December 31, 2023, down from 2.69% and 3.52% for the quarters ended September 30, 2023 and December 31, 2022, respectively. The decrease compared to the quarter ended September 30, 2023, was due primarily to the increase in the cost of interest-bearing liabilities outpacing the yields on interest-earnings assets. The average cost of interest-bearing liabilities increased 26 basis points to 3.50% during the quarter, from 3.24% during the quarter ended September 30, 2023, and increased 187 basis points from 1.63% during the quarter ended December 31, 2022, while the average yield on interest-earning assets increased 10 basis points to 5.56% during the fourth quarter of 2023, from 5.46% during the quarter ended September 30, 2023, and increased 66 basis points from 4.90% during the quarter ended December 31, 2022. The decline in the net interest margin in the current quarter was due in large part to the maturity of lower cost retail and brokered certificates of deposit, repricing in a higher interest rate environment. The net interest margin for the month of December 2023 was 2.52%.

Noninterest income for the quarter ended December 31, 2023, totaled $633,000, down from $677,000 and $720,000 for the quarters ended September 30, 2023 and December 31, 2022, respectively. The decrease compared to the quarter ended September 30, 2023, was primarily due to a $30,000 decrease in other noninterest income related to our fintech focused venture capital investment and lower loan and deposit related fees, partially offset by increases in wealth management revenue and BOLI income. The decrease in the quarter ended December 31, 2023, as compared to the quarter ended December 31, 2022, primarily reflects reduced loan related fees and the absence of a net gain on sale of investments, partially offset by higher BOLI income and wealth management revenue. Noninterest income declined $474,000 to $2.8 million for the year ended December 31, 2023, from $3.2 million for the year ended December 31, 2022, due primarily to a $644,000 decline in loan related fees due largely to a $495,000 decline in loan prepayment penalties, along with a $59,000 decline in wealth management revenue, partially offset by increases in other noninterest and BOLI income.

Noninterest expense totaled $8.4 million for the quarter ended December 31, 2023, down from $8.8 million and $8.7 million for the quarters ended September 30, 2023 and December 31, 2022, respectively. The decrease  compared to the quarter ended September 30, 2023, was primarily due to decreases of $196,000 in salaries and employee benefits and $122,000 in professional fees. The decline in salaries and employee benefit expenses was due primarily to the reversal of $250,000 in incentive accruals following an analysis of the metrics impacting employee incentives for the year, compared to no incentive accrual activity in the quarter ended September 30, 2023. The decrease compared to the quarter ended December 31, 2022, was primarily due to decreases of $176,000 in professional fees, $155,000 in salaries and employee benefits and $153,000 in other general and administrative expenses, partially offset by increases of $88,000 in regulatory assessments, $84,000 in data processing and $76,000 in occupancy and equipment expenses. Noninterest expense totaled $35.7 million for the year ended December 31, 2023, compared to $35.6 million for the year ended December 31, 2022. The moderate increase year over was due primarily to an increase in regulatory assessments and other general and administrative expenses, partially offset by declines in salaries and employee benefits and professional fees.

First Financial Northwest, Inc. is the parent company of First Financial Northwest Bank; an FDIC insured Washington State-chartered commercial bank headquartered in Renton, Washington, serving the Puget Sound Region through 15 full-service banking offices. For additional information about us, please visit our website at ffnwb.com and click on the “Investor Relations” link at the bottom of the page.

Forward-looking statements:
When used in this press release and in other documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are not historical facts but instead represent management’s current expectations and forecasts regarding future events many of which are inherently uncertain and outside of our control. Actual results may differ, possibly materially from those currently expected or projected in these forward-looking statements made by, or on behalf of, us and could negatively affect our operating and stock performance. Factors that could cause our actual results to differ materially from those described in the forward-looking statements, include, but are not limited to, the following: potential adverse impacts to economic conditions in our local market areas, other markets where the Company has lending relationships, or other aspects of the Company’s business operations or financial markets, including, without limitation, as a result of employment levels, labor shortages and the effects of inflation, a potential recession or slowed economic growth; changes in the interest rate environment, including the recent increases in the Federal Reserve benchmark rate and duration at which such increased interest rate levels are maintained, which could adversely affect our revenues and expenses, the value of assets and obligations, and the availability and cost of capital and liquidity; the impact of continuing high inflation and the current and future monetary policies of the Federal Reserve in response thereto; the effects of any federal government shutdown; increased competitive pressures; legislative and regulatory changes; the impact of bank failures or adverse developments at other banks and related negative press about the banking industry in general on investor and depositor sentiment; disruptions, security breaches, or other adverse events, failures or interruptions in, or attacks on, our information technology systems or on the third-party vendors who perform several of our critical processing functions; effects of critical accounting policies and judgments, including the use of estimate in determining fair value of certain of our assets, which estimates may prove to be incorrect and result in significant declines in valuation; the effects of climate change, severe weather events, natural disasters, pandemics, epidemics and other public health crises, acts of war or terrorism, and other external events on our business; and other factors described in the Company’s latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other reports filed with or furnished to the Securities and Exchange Commission – that are available on our website at www.ffnwb.com and on the SEC’s website at www.sec.gov.

Any of the forward-looking statements that we make in this Press Release and in the other public statements are based upon management’s beliefs and assumptions at the time they are made and may turn out to be wrong because of the inaccurate assumptions we might make, because of the factors illustrated above or because of other factors that we cannot foresee. Therefore, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

FIRST FINANCIAL NORTHWEST, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(Dollars in thousands, except share data)
(Unaudited)

Assets	Dec 31, 2023	Sep 30, 2023	Dec 31, 2022	Three Month Change	One Year Change

Cash on hand and in banks	$8,391	$8,074	$7,722	3.9%	8.7%
Interest-earning deposits with banks	22,138	49,618	16,598	(55.4)	33.4
Investments available-for-sale, at fair value	207,915	204,975	217,778	1.4	(4.5)
Investments held-to-maturity, at amortized cost	2,456	2,450	2,444	0.2	0.5
Loans receivable, net of allowance of $15,306, $15,306, and $15,227 respectively	1,175,925	1,168,079	1,167,083	0.7	0.8
Federal Home Loan Bank ("FHLB") stock, at cost	6,527	6,803	7,512	(4.1)	(13.1)
Accrued interest receivable	7,359	7,263	6,513	1.3	13.0
Deferred tax assets, net	2,648	3,156	2,597	(16.1)	2.0
Premises and equipment, net	19,667	19,921	21,192	(1.3)	(7.2)
Bank owned life insurance ("BOLI"), net	37,653	37,398	36,286	0.7	3.8
Prepaid expenses and other assets	10,478	13,673	12,479	(23.4)	(16.0)
Right of use asset ("ROU"), net	2,617	2,818	3,275	(7.1)	(20.1)
Goodwill	889	889	889	0.0	0.0
Core deposit intangible, net	419	451	548	(7.1)	(23.5)
Total assets	$1,505,082	$1,525,568	$1,502,916	(1.3)	0.1

Liabilities and Stockholders' Equity

Deposits
Noninterest-bearing deposits	$100,899	$104,164	$119,944	(3.1)	(15.9)
Interest-bearing deposits	1,093,208	1,106,246	1,050,096	(1.2)	4.1
Total deposits	1,194,107	1,210,410	1,170,040	(1.3)	2.1
Advances from the FHLB	125,000	125,000	145,000	0.0	(13.8)
Advance payments from borrowers for taxes and insurance	2,952	4,760	3,051	(38.0)	(3.2)
Lease liability, net	2,806	3,011	3,454	(6.8)	(18.8)
Accrued interest payable	2,739	2,646	328	3.5	735.1
Other liabilities	15,818	20,506	20,683	(22.9)	(23.5)
Total liabilities	1,343,422	1,366,333	1,342,556	(1.7)	0.1

Commitments and contingencies

Stockholders' Equity
Preferred stock, $0.01 par value; authorized 10,000,000 shares; no shares issued or outstanding	-	-	-	n/a	n/a
Common stock, $0.01 par value; authorized 90,000,000 shares; issued and outstanding 9,179,510 shares at December 31, 2023, 9,179,510 shares at September 30, 2023, and 9,127,595 shares at December 31, 2022	92	92	91	0.0	1.1
Additional paid-in capital	73,035	72,926	72,424	0.1	0.8
Retained earnings	96,206	96,206	95,059	0.0	1.2
Accumulated other comprehensive loss, net of tax	(7,673)	(9,989)	(7,214)	(23.2)	6.4
Total stockholders' equity	161,660	159,235	160,360	1.5	0.8
Total liabilities and stockholders' equity	$1,505,082	$1,525,568	$1,502,916	(1.3)%	0.1%

FIRST FINANCIAL NORTHWEST, INC. AND SUBSIDIARIES
Consolidated Income Statements
(Dollars in thousands, except share data)
(Unaudited)

	Quarter Ended
	Dec 31, 2023	Sep 30, 2023	Dec 31, 2022	Three Month Change	One Year Change
Interest income
Loans, including fees	$17,143	$16,918	$15,042	1.3%	14.0%
Investments	2,143	2,118	2,007	1.2	6.8
Interest-earning deposits with banks	880	525	205	67.6	329.3
Dividends on FHLB Stock	121	113	89	7.1	36.0
Total interest income	20,287	19,674	17,343	3.1	17.0
Interest expense
Deposits	10,281	9,205	3,972	11.7	158.8
FHLB advances and other borrowings	731	766	928	(4.6)	(21.2)
Total interest expense	11,012	9,971	4,900	10.4	124.7
Net interest income	9,275	9,703	12,443	(4.4)	(25.5)
(Recapture of provision) provision for credit losses	-	(300)	486	(100.0)	(100.0)
Net interest income after (recapture of provision) provision for credit losses	9,275	10,003	11,957	(7.3)	(22.4)

Noninterest income
Net gain on sale of investments	-	-	27	n/a	(100.0)
BOLI income	255	244	222	4.5	14.9
Wealth management revenue	60	53	36	13.2	66.7
Deposit related fees	234	247	231	(5.3)	1.3
Loan related fees	60	79	172	(24.1)	(65.1)
Other	24	54	32	(55.6)	(25.0)
Total noninterest income	633	677	720	(6.5)	(12.1)

Noninterest expense
Salaries and employee benefits	4,822	5,018	4,977	(3.9)	(3.1)
Occupancy and equipment	1,231	1,193	1,155	3.2	6.6
Professional fees	431	553	607	(22.1)	(29.0)
Data processing	718	742	634	(3.2)	13.2
Regulatory assessments	196	200	108	(2.0)	81.5
Insurance and bond premiums	113	111	111	1.8	1.8
Marketing	70	97	77	(27.8)	(9.1)
Other general and administrative	858	856	1,011	0.2	(15.1)
Total noninterest expense	8,439	8,770	8,680	(3.8)	(2.8)
Income before federal income tax provision	1,469	1,910	3,997	(23.1)	(63.2)
Federal income tax provision	275	409	771	(32.8)	(64.3)
Net income	$1,194	$1,501	$3,226	(20.5)%	(63.0)%

Basic earnings per share	$0.13	$0.16	$0.35
Diluted earnings per share	$0.13	$0.16	$0.35
Weighted average number of common shares outstanding	9,151,892	9,127,568	9,073,323
Weighted average number of diluted shares outstanding	9,176,724	9,150,059	9,149,044

FIRST FINANCIAL NORTHWEST, INC. AND SUBSIDIARIES
Consolidated Income Statements
(Dollars in thousands, except share data)
(Unaudited)

	Year Ended December 31,
	2023	2022	One Year Change
Interest income
Loans, including fees	$66,938	$52,935	26.5%
Investments	8,474	5,603	51.2
Interest-earning deposits with banks	2,261	386	485.8
Dividends on FHLB Stock	485	318	52.5
Total interest income	78,158	59,242	31.9
Interest expense
Deposits	34,407	8,955	284.2
FHLB advances	3,208	1,934	65.9
Total interest expense	37,615	10,889	245.4
Net interest income	40,543	48,353	(16.2)
Recapture of provision for credit losses	(208)	(434)	(52.1)
Net interest income after recapture of provision for credit losses	40,751	48,787	(16.5)

Noninterest income
Net gain on sale of investments	-	27	(100.0)
BOLI	1,081	1,004	7.7
Wealth management revenue	253	312	(18.9)
Deposit accounts related fees	956	936	2.1
Loan related fees	275	919	(70.1)
Other	208	49	324.5
Total noninterest income	2,773	3,247	(14.6)

Noninterest expense
Salaries and employee benefits	20,366	21,133	(3.6)
Occupancy and equipment	4,748	4,776	(0.6)
Professional fees	2,288	2,339	(2.2)
Data processing	2,857	2,678	6.7
Regulatory assessments	763	403	89.3
Insurance and bond premiums	468	464	0.9
Marketing	343	303	13.2
Other general and administrative	3,833	3,529	8.6
Total noninterest expense	35,666	35,625	0.1
Income before federal income tax provision	7,858	16,409	(52.1)
Federal income tax provision	1,553	3,169	(51.0)
Net income	$6,305	$13,240	(52.4)%

Basic earnings per share	$0.69	$1.47
Diluted earnings per share	$0.69	$1.45
Weighted average number of common shares outstanding	9,126,209	9,006,369
Weighted average number of diluted shares outstanding	9,152,617	9,102,283

The following table presents a breakdown of the loan portfolio (unaudited):

	December 31, 2023		September 30, 2023		December 31, 2022
	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Commercial real estate:
Residential:
Multifamily	$138,149	11.6%	$140,022	11.7%	$126,866	10.7%
Total multifamily residential	138,149	11.6	140,022	11.7	126,866	10.7

Non-residential:
Office	72,778	6.1	72,773	6.1	84,301	7.1
Retail	124,172	10.4	130,101	11.0	132,917	11.3
Mobile home park	21,701	1.8	21,285	1.8	25,283	2.1
Hotel / motel	63,597	5.3	63,954	5.4	55,408	4.7
Nursing Home	11,610	1.0	11,676	1.0	12,348	1.0
Warehouse	19,218	1.6	19,446	1.6	19,917	1.7
Storage	33,033	2.8	33,229	2.8	33,797	2.9
Other non-residential	31,750	2.6	42,227	3.7	43,933	3.7
Total non-residential	377,859	31.6	394,691	33.4	407,904	34.5

Construction/land:
One-to-four family residential	47,149	4.0	43,532	3.7	52,492	4.5
Multifamily	4,004	0.3	2,043	0.2	15,393	1.3
Land development	9,771	0.8	9,766	0.8	9,759	0.8
Total construction/land	60,924	5.1	55,341	4.7	77,644	6.6

One-to-four family residential:
Permanent owner occupied	228,752	19.2	260,970	22.1	232,869	19.7
Permanent non-owner occupied	284,471	23.9	232,238	19.6	241,311	20.4
Total one-to-four family residential	513,223	43.1	493,208	41.7	474,180	40.1

Business
Aircraft	1,945	0.1	1,981	0.2	2,087	0.2
Small Business Administration ("SBA")	1,794	0.3	1,810	0.3	514	0.1
Paycheck Protection Plan ("PPP")	473	0.0	551	0.0	783	0.1
Other business	24,869	2.1	23,633	1.9	27,979	2.3
Total business	29,081	2.5	27,975	2.4	31,363	2.7

Consumer
Classic, collectible and other auto	58,618	5.0	59,955	5.1	55,838	4.7
Other consumer	13,377	1.1	12,193	1.0	8,515	0.7
Total consumer	71,995	6.1	72,148	6.1	64,353	5.4

Total loans	1,191,231	100.0%	1,183,385	100.0%	1,182,310	100.0%
Less:
ACL	15,306		15,306		15,227
Loans receivable, net	$1,175,925		$1,168,079		$1,167,083

Concentrations of credit: (1)
Construction loans as % of total capital	38.3%		37.8%		53.1%
Total non-owner occupied commercial real estate as % of total capital	316.8%		328.1%		346.9%
 (1) Concentrations of credit percentages are for First Financial Northwest Bank only using classifications in accordance with FDIC regulatory guidelines.

FIRST FINANCIAL NORTHWEST, INC. AND SUBSIDIARIES
Key Financial Measures
(Unaudited)

	At or For the Quarter Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
	2023	2023	2023	2023	2022
	(Dollars in thousands, except per share data)
Performance Ratios: (1)
Return on assets	0.31%	0.39%	0.39%	0.57%	0.86%
Return on equity	2.97	3.71	3.74	5.31	8.04
Dividend payout ratio	100.00	79.26	79.90	56.52	34.29
Equity-to-assets ratio	10.74	10.44	10.39	10.14	10.67
Tangible equity ratio (2)	10.66	10.36	10.31	10.06	10.58
Net interest margin	2.54	2.69	2.84	3.22	3.52
Average interest-earning assets to average interest-bearing liabilities	115.84	116.94	116.27	117.78	117.93
Efficiency ratio	85.17	84.49	85.57	75.12	65.94
Noninterest expense as a percent of average total assets	2.18	2.29	2.50	2.42	2.30
Book value per common share	$17.61	$17.35	$17.35	$17.45	$17.57
Tangible book value per share (2)	17.47	17.20	17.20	17.30	17.41

Capital Ratios: (3)
Tier 1 leverage ratio	10.18%	10.25%	10.02%	10.24%	10.31%
Common equity tier 1 capital ratio	14.90	14.75	14.49	14.33	14.37
Tier 1 capital ratio	14.90	14.75	14.49	14.33	14.37
Total capital ratio	16.15	16.00	15.75	15.59	15.62

Asset Quality Ratios: (4)
Nonperforming loans as a percent of total loans	0.02%	0.02%	0.02%	0.02%	0.02%
Nonperforming assets as a percent of total assets	0.01	0.01	0.01	0.01	0.01
ACL as a percent of total loans	1.28	1.29	1.31	1.33	1.29
Net (recoveries) charge-offs to average loans receivable, net	0.00	0.00	0.00	(0.00)	(0.00)

Allowance for Credit Losses:
ACL, beginning of the quarter	$15,306	$15,606	$16,028	$15,227	$14,726
Beginning balance adjustment from adoption of Topic 326	-	-	-	500	-
(Recapture of provision) provision	-	(300)	(400)	300	500
Charge-offs	-	-	(22)	-	-
Recoveries	-	-	-	1	1
ACL, end of the quarter	$15,306	$15,306	$15,606	$16,028	$15,227
(1) Performance ratios are calculated on an annualized basis.
(2) Tangible equity and tangible assets exclude goodwill and core deposit intangible assets. Tangible equity, tangible assets, tangible equity ratio and tangible book value per share are non-GAAP financial measures. Refer to Non-GAAP Financial Measures at the end of this press release for a reconciliation to the nearest GAAP equivalents.
(3) Capital ratios are for First Financial Northwest Bank only.
(4) Loans are reported net of undisbursed funds.

FIRST FINANCIAL NORTHWEST, INC. AND SUBSIDIARIES
Key Financial Measures
(Unaudited)

	At or For the Quarter Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
	2023	2023	2023	2023	2022
	(Dollars in thousands)
Yields and Costs: (1)
Yield on loans	5.83%	5.73%	5.71%	5.56%	5.19%
Yield on investments	4.11	3.98	3.93	3.88	3.60
Yield on interest-earning deposits	5.32	5.18	4.91	4.40	3.31
Yield on FHLB stock	7.29	6.57	7.06	7.30	4.58
Yield on interest-earning assets	5.56%	5.46%	5.43%	5.29%	4.90%

Cost of interest-bearing deposits	3.62%	3.33%	3.06%	2.41%	1.51%
Cost of borrowings	2.40	2.42	2.55	2.69	2.46
Cost of interest-bearing liabilities	3.50%	3.24%	3.01%	2.44%	1.63%

Cost of total deposits	3.31%	3.03%	2.78%	2.17%	1.36%
Cost of funds	3.23	2.97	2.76	2.23	1.48

Average Balances:
Loans	$1,167,339	$1,171,483	$1,182,939	$1,168,539	$1,150,181
Investments	206,837	211,291	215,113	219,969	221,113
Interest-earning deposits	65,680	40,202	50,691	21,729	24,608
FHLB stock	6,584	6,820	6,814	7,219	7,710
Total interest-earning assets	$1,446,440	$1,429,796	$1,455,557	$1,417,456	$1,403,612

Interest-bearing deposits	$1,127,690	$1,097,324	$1,126,598	$1,065,827	$1,040,357
Borrowings	120,978	125,402	125,275	137,600	149,946
Total interest-bearing liabilities	$1,248,668	$1,222,726	$1,251,873	$1,203,427	$1,190,303
Noninterest-bearing deposits	102,869	109,384	111,365	115,708	121,518
Total deposits and borrowings	$1,351,537	$1,332,110	$1,363,238	$1,319,135	$1,311,821

Average assets	$1,538,955	$1,522,224	$1,547,321	$1,509,297	$1,496,125
Average stockholders' equity	159,659	160,299	159,764	162,016	159,120
(1) Yields and costs are annualized.

FIRST FINANCIAL NORTHWEST, INC. AND SUBSIDIARIES
Key Financial Measures
(Unaudited)

	At or For the Year Ended December 31,
	2023	2022	2021	2020	2019
		(Dollars in thousands, except per share data)
Performance Ratios:
Return on assets	0.41%	0.91%	0.86%	0.63%	0.80%
Return on equity	3.93	8.34	7.65	5.50	6.73
Dividend payout ratio	75.36	32.65	33.59	45.45	33.65
Equity-to-assets ratio	10.74	10.67	11.07	11.26	11.65
Tangible equity ratio (1)	10.66	10.58	10.97	11.15	11.53
Net interest margin	2.82	3.54	3.35	3.15	3.19
Average interest-earning assets to average interest- bearing liabilities	116.69	119.18	118.59	115.62	113.44
Efficiency ratio	82.34	69.04	68.32	72.39	70.66
Noninterest expense as a percent of average total assets	2.33	2.44	2.35	2.39	2.35
Book value per common share	$17.61	$17.57	$17.30	$16.05	$15.25
Tangible book value per share (1)	17.47	17.41	17.13	15.88	15.07

Capital Ratios: (2)
Tier 1 leverage ratio	10.18%	10.31%	10.34%	10.29%	10.27%
Common equity tier 1 capital ratio	14.90	14.37	14.23	14.32	13.13
Tier 1 capital ratio	14.90	14.37	14.23	14.32	13.13
Total capital ratio	16.15	15.62	15.48	15.57	14.38

Asset Quality Ratios: (3)
Nonperforming loans as a percent of total loans	0.02%	0.02%	0.00%	0.19%	0.01%
Nonperforming assets as a percent of total assets	0.01	0.01	0.00	0.18	0.04
ACL as a percent of total loans	1.28	1.29	1.40	1.36	1.18
Net charge-offs (recoveries) to average loans receivable, net	0.00	0.00	(0.02)	(0.00)	(0.02)

Allowance for Credit Losses:
ACL, beginning of the year	$15,227	$15,657	$15,174	$13,218	$13,347
Beginning balance adjustment from adoption of Topic 326	500	-	-	-	-
(Recapture of provision) provision	(400)	(400)	300	1,900	(300)
Charge-offs	(22)	(37)	-	(2)	-
Recoveries	1	7	183	58	171
ACL, end of the year	$15,306	$15,227	$15,657	$15,174	$13,218
(1) Tangible equity and tangible assets exclude goodwill and core deposit intangible assets. Tangible equity, tangible, tangible equity ratio and tangible book value per share are non-GAAP financial measures. Refer to Non-GAAP Financial Measures at the end of this press release for a reconciliation to the nearest GAAP equivalents.
(2) Capital ratios are for First Financial Northwest Bank only.
(3) Loans are reported net of undisbursed funds.

FIRST FINANCIAL NORTHWEST, INC. AND SUBSIDIARIES
Key Financial Measures (continued)
(Unaudited)

	At or For the Year Ended December 31,
	2023	2022	2021	2020	2019
	(Dollars in thousands)
Yields and Costs:
Yield on loans	5.71%	4.69%	4.57%	4.69%	5.15%
Yield on investments	3.97	2.77	1.83	2.39	3.11
Yield on interest-earning deposits	5.06	1.28	0.12	0.21	2.15
Yield on FHLB stock	7.07	5.08	5.29	4.85	5.42
Yield on interest-earning assets	5.44%	4.33%	4.01%	4.36%	4.88%

Cost of deposits	3.12%	0.87%	0.71%	1.42%	1.90%
Cost of borrowings	2.52	1.70	1.39	1.31	2.09
Cost of interest-bearing liabilities	3.05%	0.95%	0.78%	1.41%	1.92%

Cost of interest-bearing deposits	2.83%	0.77%	0.64%	1.32%	1.81%
Cost of funds	2.80	0.86	0.71	1.32	1.84

Average Balances:
Loans	$1,172,569	$1,128,835	$1,098,772	$1,120,889	$1,061,367
Investments	213,261	203,165	176,110	133,584	139,354
Interest-earning deposits	44,684	30,176	60,482	25,108	13,634
FHLB stock	6,857	6,256	6,271	6,600	6,684
Total interest-earning assets	$1,437,371	$1,368,432	$1,341,635	$1,286,181	$1,221,039

Interest-bearing deposits	$1,104,510	$1,034,351	$1,015,852	$987,069	$946,484
Borrowings	127,263	113,890	115,466	125,392	129,899
Total interest-bearing liabilities	$1,231,773	$1,148,241	$1,131,318	$1,112,461	$1,076,383
Noninterest-bearing deposits	109,795	125,166	112,484	75,388	48,434
Total deposits and borrowings	$1,341,568	$1,273,407	$1,243,802	$1,187,849	$1,124,817

Average assets	$1,529,511	$1,455,739	$1,421,476	$1,361,604	$1,294,164
Average stockholders' equity	160,428	158,685	160,041	155,587	154,092

Non-GAAP Financial Measures
In addition to financial results presented in accordance with generally accepted accounting principles utilized in the United States ("GAAP"), this earnings release contains non-GAAP financial measures that include tangible equity, tangible assets, tangible book value per share, and the tangible equity-to-assets ratio. The Company believes that these non-GAAP financial measures and ratios as presented are useful for both investors and management to understand the effects of goodwill and core deposit intangible, net and provides an alternative view of the Company’s performance over time and in comparison to the Company’s competitors. Non-GAAP financial measures have limitations, are not required to be uniformly applied and are not audited. They should not be considered in isolation and are not a substitute for other measures in this earnings release that are presented in accordance with GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

The following tables provide a reconciliation between the GAAP and non-GAAP measures:

	Quarter Ended
	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022
	(Dollars in thousands, except per share data)

Tangible equity to tangible assets and tangible book value per share:

Total stockholders' equity (GAAP)	$161,660	$159,235	$158,715	$159,645	$160,360
Less:
Goodwill	889	889	889	889	889
Core deposit intangible, net	419	451	484	516	548
Tangible equity (Non-GAAP)	$160,352	$157,895	$157,342	$158,240	$158,923

Total assets (GAAP)	$1,505,082	$1,525,568	$1,528,079	$1,574,271	$1,502,916
Less:
Goodwill	889	889	889	889	889
Core deposit intangible, net	419	451	484	516	548
Tangible assets (Non-GAAP)	$1,503,774	$1,524,228	$1,526,706	$1,572,866	$1,501,479

Common shares outstanding at period end	9,179,510	9,179,510	9,148,086	9,148,086	9,127,595

Equity-to-assets ratio (GAAP)	10.74%	10.44%	10.39%	10.14%	10.67%
Tangible equity-to-tangible assets ratio (Non‑GAAP)	10.66	10.36	10.31	10.06	10.58
Book value per common share (GAAP)	$17.61	$17.35	$17.35	$17.45	$17.57
Tangible book value per share (Non-GAAP)	17.47	17.20	17.20	17.30	17.41

	Year Ended December 31,
	2023	2022	2021	2020	2019
	(Dollars in thousands, except per share data)

Tangible equity to tangible assets and tangible book value per share:

Total stockholders' equity (GAAP)	$161,660	$160,360	$157,879	$156,302	$156,319
Less:
Goodwill	889	889	889	889	889
Core deposit intangible	419	548	684	824	968
Tangible equity (Non-GAAP)	$160,352	$158,923	$156,306	$154,589	$154,462

Total assets (GAAP)	1,505,082	1,502,916	1,426,329	1,387,669	1,341,885
Less:
Goodwill	889	889	889	889	889
Core deposit intangible	419	548	684	824	968
Tangible assets (Non-GAAP)	$1,503,774	$1,501,479	$1,424,756	$1,385,956	$1,340,028

Common shares outstanding at period end	9,179,510	9,127,595	9,125,759	9,736,875	10,252,953

Equity-to-assets ratio (GAAP)	10.74%	10.67%	11.07%	11.26%	11.65%
Tangible equity ratio (Non-GAAP)	10.66	10.58	10.97	11.15	11.53
Book value per common share (GAAP)	$17.61	$17.57	$17.30	$16.05	$15.25
Tangible book value per share (Non-GAAP)	17.47	17.41	17.13	15.88	15.07